Exhibit 10.3

EXECUTION VERSION

SENIOR AIRCRAFT SECURITY AGREEMENT

THIS SENIOR AIRCRAFT SECURITY AGREEMENT (as it may be amended or modified from time to time, this “Agreement”) is entered into as of March 27, 2012 by and among HAWKER BEECHCRAFT CORPORATION (the “Debtor”), and CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH in its capacity as collateral agent for the Secured Parties (as defined in the Credit Agreement) (in such capacity, the “Agent”).

1. Preliminary Statements and Interpretation.

(a) Reference is hereby made to the Credit Agreement dated as of March 26, 2007 by and among HAWKER BEECHCRAFT, INC., a Delaware corporation (“Holdings”), HAWKER BEECHCRAFT ACQUISITION COMPANY, LLC, a Delaware limited liability company (the “U.S. Borrower”), and HAWKER BEECHCRAFT LIMITED, a limited company incorporated under the laws of England and Wales with registered number 06018571 (the “U.K. Borrower” and, together with the U.S. Borrower, the “Borrowers”), the Guarantors from time to time party thereto, the Lenders from time to time party thereto, Credit Suisse AG, Cayman Islands Branch, in its capacity as administrative agent and collateral agent for the Lenders (the “Agent”) and the other parties party thereto (as amended by the First Amendment to Credit Agreement dated as of December 19, 2008, the Second Amendment to Credit Agreement dated as of November 6, 2009, and the Forbearance Agreement and Third Amendment to Credit Agreement, dated as of March 27, 2012 (as the same may be amended or modified from time to time, the “Third Amendment”), and as further amended, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”).

(b) In connection with the Third Amendment and the Senior Tranche Advances made pursuant thereto, the Debtor has agreed to grant a perfected security interest in the Senior Tranche Collateral (as defined herein) to the Agent, for the benefit of the Agent and the Senior Tranche Lenders (the “Senior Tranche Secured Parties”), by entering into a separate security agreement governing the grant and perfection of a security interest in certain of Debtor’s aircraft and aircraft engines. This Agreement implements that requirement.

(c) Capitalized terms used herein and not defined herein shall have the meanings provided in the Credit Agreement

(d) Additional Defined Terms:

“FAA” means the United States Federal Aviation Administration.

“IDERA” means an Irrevocable De-Registration and Export Request Authorization in the form of Exhibit “A” attached hereto and as provided for in the Cape Town Convention.

“International Interest” has the meaning provided in the Convention on International Interests in Mobile Equipment (the “Convention”) and Protocol thereto on Matters Specific to Aircraft Equipment (the “Protocol”) concluded in Cape Town in November 2001 (the Convention and the Protocol, each, in the official English language text thereof, are collectively referred to herein as the “Cape Town Convention”).

“Senior Mortgaged Aircraft” means (a) each aircraft identified on Schedule 1, as amended from time to time in accordance with Section 5, together with all of the following (i) airframes, aircraft engines, propellers and spare parts, (ii) appurtenances, accessions, instruments, avionics, accessories, equipment or parts, and (iii) logs, manuals and other documents reflecting use or maintenance of each aircraft, aircraft engine or propeller identified on Schedule 1, as amended from time to time in accordance with Section 5 and (b) each aircraft engine and each propeller identified on Schedule 1, as amended from time to time in accordance with Section 5, together with all of the following (i) spare parts, (ii) appurtenances, accessions, instruments, avionics, accessories, equipment or parts, and (iii) logs, manuals and other documents reflecting use or maintenance of each aircraft engine or propeller identified on Schedule 1, as amended from time to time in accordance with Section 5.

2. Grant of Security Interest. To secure the prompt and complete payment of the Senior Tranche Obligations and amounts payable pursuant to clause first of Section 2.16(a) of the Credit Agreement (collectively, “Senior Tranche Secured Obligations”), Debtor grants to Agent, on behalf of and for the benefit of the Senior Tranche Secured Parties solely in their capacities as Agent and Senior Tranche Lenders, a security interest and an International Interest in the Senior Mortgaged Aircraft (the “Senior Tranche Collateral”).

3. Representations, Warranties and Covenants of Debtor. As of the date hereof, Debtor represents, warrants and covenants that:

(a) Debtor is situated in the “contracting state” (as defined in the Cape Town Convention) of the United States of America.

(b) Debtor has good and valid rights in, or the power to transfer or dispose of the Senior Mortgaged Aircraft and title to, the Senior Mortgaged Aircraft.

(c) Debtor is (or, to the extent that the Senior Mortgaged Aircraft is to be acquired hereafter, will be) and will remain the sole lawful, owner, in sole, open and notorious possession of the Senior Mortgaged Aircraft, which will all be and remain under U.S. civil registration.

(d) Debtor owns all Senior Mortgaged Aircraft free of any Liens, other than Permitted Liens.

(e) The description of the Senior Mortgaged Aircraft (including the make, model, serial number and registration number) set forth in Schedule 1 hereto is true correct and complete, subject to the periodic addition and removal of Senior Mortgaged Aircraft pursuant to Section 5.

(f) Upon the filing and recordation of this Agreement with the FAA, any supplemental mortgage filed pursuant to Section 5(b), any UCC-1 financing statement filed in the State of Kansas, and the registrations of interests with the International Registry as applicable, Agent shall have a first priority perfected security interest in the Senior Mortgaged Aircraft identified in Schedule 1 as amended from time to time in accordance with Section 5, subject only to any Permitted Liens. Debtor further represents and warrants that, except for the registration of the Senior Mortgaged Aircraft and the filing of record of this Agreement with the FAA pursuant to Title 49 of the United States Code, entitled “Transportation,” and the Federal Aviation Regulations promulgated thereunder (collectively, the “Transportation Code”), and except for the filing of a UCC-1 financing statement in the State of Kansas and the registrations of interests with the International Registry as applicable with respect to the Senior Mortgaged Aircraft, no further action is necessary in order to perfect in favor of Agent a security interest in the Senior Mortgaged Aircraft against any third party under the applicable laws of any jurisdiction within the United States and as against any third party in a “contracting state” under the Cape Town Convention, subject only to any Permitted Liens.

(g) Debtor is a “transacting user entity” for purposes of the International Registry, has identified an “administrator”, has appointed a “professional user entity” reasonably satisfactory to Agent and has paid all required fees and taken all other actions necessary to enable Agent to register any International Interest or other interest necessary or advisable to perfect or protect the Agent’s interests created hereby with the International Registry.

4. Additional Covenants of Debtor

(a) Senior Tranche Collateral Records. Debtor will maintain complete and accurate books and records as is consistent with its practices as of the date hereof in all material respects with respect to the Senior Tranche Collateral, and furnish to the Agent such reports relating to the Senior Tranche Collateral as the Agent shall from time to time reasonably request.

(b) Other Financing Statements. Debtor will not authorize the filing of any financing statement naming it as debtor covering all or any portion of the Senior Tranche Collateral, except to cover security interests that are Permitted Liens. Debtor acknowledges that it is not authorized to file any financing statement naming the Agent as secured party or amendment or termination statement with respect to any such financing statement without the prior written consent of the Agent, subject to such Debtor’s rights under Section 9-509(d)(2) of the UCC. Debtor shall not take any action to register or consent to the registration of any prospective or current International Interest or other interest (or any amendment, modification, supplement, subordination or subrogation thereof), in relation to the Senior Mortgaged Aircraft, with the International Registry without the prior written consent of Agent, which may be withheld in Agent’s sole discretion. Debtor shall not execute or deliver any IDERA to any party other than the Agent unless Agent agrees in writing.

(c) Change of Name, Etc. Debtor agrees to furnish to the Agent prompt written notice of any change in: (i) Debtor’s name; (ii) the location of Debtor’s chief executive office or its principal place of business; (iii) Debtor’s organizational legal entity designation or jurisdiction of incorporation or formation; or (iv) Debtor’s Federal Taxpayer Identification Number or organizational identification number assigned to it by its jurisdiction of incorporation or formation. Debtor agrees not to effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or other applicable law that are required in order for the Agent to continue at all times following such change to have a valid, legal and perfected, first priority security interest (subject to Permitted Liens that have priority by operation of applicable law) in the Senior Tranche Collateral for its benefit and the benefit of the other Senior Tranche Secured Parties.

(d) No Interference. Debtor agrees that it will not interfere with any right, power and remedy of the Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Agent of any one or more of such rights, powers or remedies.

(e) IDERA. In connection with the execution and delivery of this Agreement to Agent by Debtor, Debtor shall execute and deliver to Agent an IDERA for each and every Senior Mortgaged Aircraft, as applicable, made subject to this Agreement, in the form of Exhibit “A” hereto, which will be filed with the FAA as an attachment to either this Agreement or any amendment or supplement to this Agreement as applicable within five (5) Business Days of such aircraft becoming a Senior Mortgaged Aircraft.

5. Addition and Removal of Senior Mortgaged Aircraft from Collateral.

(a) Without limiting Section 4.1(d), (e), (h), or (i) of the Security Agreement, the parties agree that, upon written notice by Debtor to Agent, Schedule 1 will be supplemented, amended or replaced so that it accurately represents the Senior Mortgaged Aircraft, the subject of the security interests granted hereunder, as may be necessary to permit (i) any Disposition permitted under Section 6.06 of the Credit Agreement other than a Disposition to an Affiliate; provided that no Default or Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)) under the Credit Agreement shall have occurred and be continuing, and (ii) Debtor to cause any aircraft and/or aircraft engines to become Senior Mortgaged Aircraft subject to this Agreement as required by, and in accordance with, Section 4.1(h)(A) of the Security Agreement. In the case of any Disposition permitted by clause (i) of the immediately preceding sentence, Agent agrees to discharge its International Interest, and any interest related thereto, with the International Registry in the Senior Mortgaged Aircraft that is the subject of such Disposition and to execute a release to be filed with the FAA for recordation which releases Agent’s right, title and interest in and to such Senior Mortgaged Aircraft no later than five (5) Business Days prior to the Scheduled Closing Date (as defined below) of such Disposition; provided that (i) Agent shall have received written notice (a “Disposition Notice”) from the Debtor no later than ten (10), and no earlier than twenty (20), Business Days in advance of the proposed date on which such Disposition will be consummated (the “Scheduled Closing Date”), (ii) the Senior Mortgaged Aircraft that is the subject of such Disposition is a newly manufactured aircraft, (iii) Debtor shall have received, no later than five (5) business days prior to the Scheduled Closing Date, a deposit in cash an amount of not less than 50% of the agreed purchase price of the Senior Mortgaged Aircraft that is the subject of such Disposition, (iv) such Disposition is made in the ordinary course of Debtor’s business, on arm’s length terms and to a purchaser that is not an Affiliate of debtor and (v) such Disposition Notice shall contain a certification of Debtor that such Disposition is expected to be consummated on the Scheduled Closing Date and that such each condition set forth in the foregoing clauses (ii) through (iv) has been satisfied, or shall be satisfied, no later than five (5) Business Days prior to the Scheduled Closing Date. If any such Disposition shall fail to be consummated within five (5) Business Days of the Scheduled Closing Date (or such longer period as Agent may agree), the parties agree that (x) Schedule 1 will, as soon as practicable and in any event within one (1) Business Day, be supplemented, amended or replaced to cause the aircraft that was the subject of such proposed Disposition to become a Senior Mortgaged Aircraft subject hereto and (y) the International Interest in favor of Agent shall promptly be re-registered with the International Registry. In the case of any other Disposition permitted by clause (i) of the first sentence of this Section 5(a), Agent agrees to promptly discharge its International Interest, and any interest related thereto, with the International Registry in the Senior Mortgaged Aircraft that is the subject of such Disposition and to execute a release to be filed with the FAA for recordation which releases Agent’s right, title and interest in and to such Senior Mortgaged Aircraft.

(b) Any amendment to Schedule 1 hereto contemplated under Section 5(a) shall be by supplement hereto and in such form as Agent shall reasonably require. Debtor irrevocably authorizes Agent and appoints Agent as its attorney to execute on behalf of Debtor any amendment to Schedule 1 hereto contemplated under Section 5(a). All authorized acts of said attorney are hereby ratified and approved by Debtor. The powers conferred on Agent shall not impose any duty upon Agent or any Senior Tranche Secured Party to exercise any such powers.

6. Further Assurances. Debtor will promptly, upon Agent’s written request and at Debtor’s sole cost and expense, execute, or otherwise authenticate, any document, record or instrument necessary or reasonably advisable for filing, recording, protecting or perfecting the interest of Agent in the Senior Mortgaged Aircraft, and to establish and protect Agent’s rights and remedies under this Agreement, the other Loan Documents or otherwise with respect to the Senior Mortgaged Aircraft. In addition, Debtor hereby expressly authorizes each of Agent, Agent’s designated FAA escrow agent (which may be FAA counsel) and Debtor’s “professional user entity” to file with the FAA or register with the International Registry (i) an Aircraft Bill of Sale (FAA AC Form 8050-2), (ii) an Aircraft Registration Application (FAA AC Form 8050-1), (iii) an FAA Entry Point Filing Form, International Registry (FAA AC Form 8050-135), (iv) any other documents or registrations evidencing Debtor’s ownership of the Senior Mortgaged Aircraft (including a “contract of sale,” as defined by the Cape Town Convention (as applicable)), (v) the International Interest, and (vi) any other interests created by this Agreement in favor of Agent, in each case describing the Senior Mortgaged Aircraft and containing any other information required by or reasonably advisable under the Transportation Code, the Cape Town Convention and any other applicable law, treaty or regulation. At the request of Agent following any expiration or termination of this Agreement, Debtor shall, at Debtor’s sole cost and expense, execute and deliver to Agent, for filing with the FAA and/or registration with the International Registry, as applicable, such documents as Agent shall require to evidence and confirm the expiration or termination of this Agreement and the release of the Senior Mortgaged Aircraft from the terms and conditions hereof, and if Debtor fails for any reason to execute and deliver such documents to Agent, Debtor hereby irrevocably consents to and authorizes Agent to sign Debtor’s name to such documents and to file such documents with the FAA and/or to register (and/or instruct Debtor’s “professional user entity” to register) discharges of interests relating to such documents with the International Registry, as applicable. Other than as expressly provided herein, Debtor shall not file any filings with the FAA (including any corrective, amendment or termination filings) relating to the Senior Mortgaged Aircraft or register any related interests with the International Registry created hereby, without Agent’s prior written consent.

7. Use, Operation, Maintenance, Repair, Storage and Registration. Debtor shall use, operate, maintain, store and repair the Senior Mortgaged Aircraft and retain actual and operational control and possession thereof in compliance with the following provisions:

(a) Debtor shall use, operate, maintain and store the Senior Mortgaged Aircraft, and every part thereof, properly, carefully and in material compliance with all applicable statutes, ordinances and regulations of all jurisdictions in which the Senior Mortgaged Aircraft is operated or used, as well as all applicable insurance policies, manufacturer’s recommendations and operating and maintenance manuals. Debtor shall not use, attempt to use, or suffer the Senior Mortgaged Aircraft to be used in any manner which may or does contravene any applicable law, rule or regulation governing the Senior Mortgaged Aircraft, including without limitation those relating to intoxicating liquors, narcotics, firearms or similar products.

(b) The Senior Mortgaged Aircraft will be operated at all times by a currently certificated pilot having the minimum total pilot hours and minimum pilot-in-command hours required by FAA rules or regulations or as required by applicable insurance policies, whichever requirements are stricter. Each Senior Mortgaged Aircraft is and shall at all times be maintained by Debtor at its expense in good repair in the configuration and condition existing on the date hereof and in airworthy condition necessary for all aircraft licenses under the laws, ordinances, rules and regulations of all jurisdictions in which the Senior Mortgaged Aircraft will at any time be operated, ordinary wear and tear excepted. Debtor shall ensure timely compliance with all applicable mandatory service bulletins, service letters, manufacturer’s directives and airworthiness directives delivered to Debtor by the manufacturer in respect of any Senior Mortgaged Aircraft. Debtor shall submit written evidence of such maintenance and condition to Agent upon its written request from time to time. Debtor shall use reasonable care to prevent the Senior Mortgaged Aircraft from being damaged or injured, and shall promptly replace any part or component of the Senior Mortgaged Aircraft which may be damaged, worn out, lost, destroyed, confiscated or otherwise rendered unsatisfactory or unavailable for use in or upon the Senior Mortgaged Aircraft.

(c) The International Interest created by this Agreement in the Senior Mortgaged Aircraft pursuant to the provision of the Cape Town Convention shall be registered with the International Registry, and Debtor hereby consents to such registration and authorizes Agent to effect all such registrations with the International Registry. Subject to Section 5(a), no International Interest created in favor of Agent shall be discharged without the prior written consent of Agent.

8. Indemnification and Insurance.

(a) Debtor hereby agrees to indemnify Agent, and its respective successors, assigns, agents and employees (each an “Indemnitee”), from and against any and all losses, claims, damages, penalties, liabilities, and related expenses imposed on, incurred by or asserted against Agent, or its respective successors, assigns, agents and employees, in any way relating to or arising out of this Agreement, or the ownership, delivery, lease, possession, use, operation, condition, sale, return or other disposition of any Senior Mortgaged Aircraft in accordance with this Agreement, except to the extent that such losses, claims, damages, penalties, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(b) Debtor shall at all times bear all risk of loss, damage, destruction or confiscation of or to the Senior Mortgaged Aircraft. Debtor shall secure and maintain in effect, at its own expense and at all times, insurance with financially sound and reputable insurance companies in such amounts and against such risks, as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations (after giving effect to any self-insurance reasonable and customary for similarly situated companies). Without limiting the generality of the foregoing, Debtor shall secure and maintain: (i) all-risk aircraft hull and engine insurance (including, without limitation, with respect to engine or part thereof while removed from the Senior Mortgaged Aircraft and foreign object damage insurance); and (ii) confiscation, appropriation and war risk and allied perils (including, without limitation, terrorism) insurance and hijacking insurance. All such policies shall name Agent (for the benefit of the Senior Tranche Secured Parties) as a loss payee and shall be in form and substance satisfactory to Agent, which provide that: (a) all proceeds thereunder with respect to the Senior Mortgaged Aircraft shall be payable to Agent; (b) no such insurance shall be affected by any act or neglect of the insured or owner of the Senior Mortgaged Aircraft described in such policy; and (iii) such policy and loss payable may be canceled, amended, or terminated only upon at least thirty (30) days prior written notice given to Agent. Agent may at its option apply insurance proceeds, in whole or in part, to (i) repair or replace the Senior Mortgaged Aircraft or any part thereof or (ii) satisfy any of the Senior Tranche Secured Obligations in accordance with the Credit Agreement.

9. Debtor’s Possession. Until the exercise of Agent’s power of sale or foreclosure upon any Senior Mortgaged Aircraft pursuant to Section 11 of this Agreement, Debtor may possess the Senior Mortgaged Aircraft and use it in any lawful manner not inconsistent with this Agreement or the Loan Documents. Agent or its agents may examine and inspect the Senior Mortgaged Aircraft, wherever located, at any reasonable time upon prior written notice to Debtor, on land and in flight.

10. Default. Debtor shall be in default under this Agreement upon the occurrence and during the continuance of any of the following:

(a) an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)); or

(b) failure by Debtor to maintain at all times insurance coverage as required by Section 8(b) of this Agreement. In case Agent is permitted to and changes the insurance requirements, it will give written notice to Debtor of the new requirements and will grant Debtor 30 days after written notice, to comply with those requirements.

11. Remedies of Agent:

(a) Upon the occurrence and during the continuance of an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)), the Agent may exercise any or all of the following rights and remedies:

(i)	those rights and remedies provided in this Agreement, the Credit Agreement or any other Loan Document; provided that this Section 11(a)(i) shall not be understood to limit any rights available to the Agent or the Lenders prior to an Event of Default;

(ii)	those rights and remedies available to a secured party under the UCC, the Cape Town Convention or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ Lien) or in equity when a debtor is in default under a security agreement;

(iii)	procure the deregistration of the registration of the aircraft and export of the aircraft to a jurisdiction of Agent’s choice pursuant to the IDERA and as authorized by the Cape Town Convention; and

(iv)	without notice (except as specifically provided in Section 11.2 of the Security Agreement or elsewhere herein), demand or advertisement of any kind to Debtor or any other Person, enter the premises of Debtor where any Senior Tranche Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Senior Tranche Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at Debtor premises or elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Agent may deem commercially reasonable.

(b) Debtor acknowledges and agrees that the compliance by the Agent, on behalf of the Senior Tranche Secured Parties, with any applicable state or federal law requirements in connection with a disposition of the Senior Tranche Collateral and compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Senior Tranche Collateral.

(c) The Agent shall have the right upon any public sale or sales and, to the extent permitted by law, upon any private sale or sales, to purchase for the benefit of the Agent and the Senior Tranche Secured Parties, the whole or any part of the Senior Tranche Collateral so sold, free of any right of equity redemption in favor of Debtor, which equity redemption Debtor hereby expressly releases.

(d) Until the Agent is able to effect a sale, lease, transfer or other disposition of Senior Tranche Collateral, the Agent shall have the right to hold or use Senior Tranche Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Senior Tranche Collateral or the value of the Senior Tranche Collateral, or for any other purpose deemed appropriate by the Agent. The Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Senior Tranche Collateral and to enforce any of the Agent’s remedies (for the benefit of the Agent and Senior Tranche Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

(e) Notwithstanding the foregoing, neither the Agent nor the Senior Tranche Secured Parties shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, Debtor, any other obligor, guarantor, pledgor or any other Person with respect to the payment of the Senior Tranche Obligations or to pursue or exhaust any of their rights or remedies with respect to any Senior Tranche Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Senior Tranche Collateral or any guarantee of the Senior Tranche Obligations or to resort to the Senior Tranche Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Senior Tranche Collateral.

(f) Upon the written request of the Agent after the occurrence and during the continuance of an Event of Default (other than a Specified Default (as defined in the Third Amendment) during the Forbearance Period (as defined in the Third Amendment)), Debtor will:

(i)	upon reasonable advance notice, assemble and make available to the Agent the Senior Tranche Collateral and all books and records relating thereto at any place or places reasonably specified by the Agent, whether at Debtor’s premises or elsewhere; and

(ii)	permit the Agent, by the Agent’s representatives and agents, to enter, occupy and use any premises where all or any part of the Senior Tranche Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Senior Tranche Collateral or the books and records relating thereto, or both, to remove all or any part of the Senior Tranche Collateral or the books and records relating thereto, or both, and to conduct sales of the Senior Tranche Collateral, without any obligation to pay Debtor for such use and occupancy.

(g) Agent shall apply the proceeds of any collection, sale, foreclosure or other realization upon any Senior Tranche Collateral pursuant to this Section 11 in accordance with Section 2.16(a) of the Credit Agreement. Except as otherwise provided herein, the Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of Senior Tranche Collateral by the Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Senior Tranche Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Agent or such officer or be answerable in any way for the misapplication thereof.

(h) Notwithstanding anything to the contrary contained in this Agreement or any other Loan Document, prior to exercising any of its remedies set forth in this Section 11 with respect to the Senior Tranche Collateral, Agent shall have exercised its remedies against the Specified Collection Account (as defined in the Security Agreement) and applied the full amount of proceeds therefrom to satisfy the Senior Tranche Secured Obligations in accordance with Section 2.16(a) of the Credit Agreement.

12. Waivers. Except as otherwise specifically provided herein, Debtor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Mortgaged Collateral. No waiver by Agent of any Event of Default shall operate as a waiver of any other Event of Default or of the same Event of Default on a future occasion.

13. Reports. Debtor shall promptly notify Agent (i) at least 30 days’ prior to any change in its “contracting state” (for purposes of the Cape Town Convention), (ii) at least 30 days prior to any permanent or indefinite relocation of the Senior Mortgaged Aircraft or its home airport, (iii) immediately upon the Senior Mortgaged Aircraft being lost, stolen, missing, confiscated, appropriated, seized, sequestered, destroyed or materially damaged, (iv) immediately upon any material accident involving the Senior Mortgaged Aircraft, or (v) immediately upon Debtor becoming aware of any Lien attaching or being made against the Senior Mortgaged Aircraft (other than any Permitted Lien). Such notice shall contain all reasonable details of the event being reported, and shall be supplemented promptly upon Agent’s reasonable request.

14. Miscellaneous:

(a) This Agreement may or may not be assigned, in whole or in part, by the parties in accordance with the assignment provisions set forth in the Credit Agreement.

(b) All notices to be given in connection with this Agreement shall be delivered as set forth in the Credit Agreement.

(c) No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by Agent with the concurrence or at the direction of the Lenders required under Section 9.02 of the Credit Agreement and then only to the extent in such writing specifically set forth. However, notwithstanding the foregoing, this Agreement and Schedule 1 hereto may be supplemented, amended or replaced from time to time in accordance with Section 5 of this Agreement.

(d) This Agreement shall be binding upon and inure to the benefit of each party hereto and their respective heirs, executors, representatives, successors and permitted assigns.

(e) Any provision in any part of this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

(f) This Agreement, together with the Credit Agreement and the other Loan Documents, embodies the entire agreement and understanding between Debtor and Agent relating to the Senior Mortgaged Aircraft and supersedes all prior agreements and understandings between Debtor and Agent relating to the Senior Mortgaged Aircraft. Section headings in this Agreement are for convenience only, and shall not affect the construction or interpretation hereof.

(g) DEBTOR AND AGENT HEREBY WAIVE TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR THE RELATIONSHIP ESTABLISHED HEREUNDER.

(h) This Agreement shall continue in full force and effect until all of the Senior Tranche Secured Obligations have been paid in full. This Agreement shall continue to be effective or reinstated, as the case may be, in the event that payment and performance of the Senior Tranche Secured Obligations, or any part thereof, is rescinded, reduced, restored or returned, in which case such part of the Senior Tranche Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

(i) THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK; REGARDLESS OF THE LOCATION OF THE SENIOR MORTGAGED AIRCRAFT. DEBTOR HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY U.S. FEDERAL OR NEW YORK STATE COURT SITTING IN NEW YORK, NEW YORK IN THE BOROUGH OF MANHATTAN IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT AND DEBTOR HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT AND IRREVOCABLY WAIVES ANY OBJECTION IT MAY NOW OR HEREAFTER HAVE AS TO THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN SUCH A COURT OR THAT SUCH COURT IS AN INCONVENIENT FORUM. NOTHING HEREIN SHALL LIMIT THE RIGHT OF AGENT TO BRING PROCEEDINGS AGAINST DEBTOR IN THE COURTS OF ANY OTHER JURISDICTION.

(j) This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument, and either of the parties hereto may execute this Agreement by signing any such counterpart. Signed counterparts of this Agreement may be delivered by facsimile or electronic.pdf signature.

(k) Debtor hereby expressly waives the provisions of Articles 11(2) and 13(2) of the Convention and Article IX(6) of the Protocol.

(l) In the case of a conflict between this Agreement and the Loan Documents, this Agreement shall govern to the extent of such conflict.

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IN WITNESS WHEREOF, each Debtor and the Agent have executed this Agreement as of the date first above written.

AGENT:

Credit Suisse, Cayman Islands Branch

By:	/s/ Didier Siffer

Name:	Didier Siffer

Title:	Authorized Signatory

By:	/s/ Megan Kane

Name:	Megan Kane

Title:	Authorized Signatory

DEBTOR:

Hawker Beechcraft Corporation

By:	/s/ Alexander L.W. Snyder

Name:	Alexander L.W. Snyder

Title:	Vice President, General Counsel & Secretary

Exhibit A

Irrevocable De-Registration and Export Request Authorization

                         , 2012

To:	United States of America

Federal Aviation Administration

Re:	Irrevocable De-Registration and Export Request Authorization[1]

The undersigned is the registered owner of                      model                      bearing manufacturer’s serial number              [if applicable, add IR drop down information] and United States registration mark N             (together with all installed, incorporated or attached accessories, parts and equipment, the “Aircraft”).

This instrument is an irrevocable de-registration and export request authorization issued by the undersigned in favor of                      (the “Authorized Party”) under the authority of Article XIII of the Protocol to the Convention on International Interests in Mobile Equipment on Matters Specific to Aircraft Equipment. In accordance with that Article, the undersigned hereby requests.

(i) recognition that the Authorized Party or the person it certifies as its designee is the sole person entitled to:

a. procure the de-registration of the Aircraft from the United States Civil Aircraft Register maintained by the Federal Aviation Administration Civil Aircraft Registry for the purposes of Chapter III of the Convention on International Civil Aviation, signed at Chicago, on 7 December 1944; and

b. procure the export and physical transfer of the Aircraft from the United States of America; and

(ii) confirmation that the Authorized Party or the person it certifies as its designee may take the action specified in clause (i) above on written demand without the consent of the undersigned and that, upon such demand, the authorities in the United States of America shall co-operate with the Authorized Party with a view to the speedy completion of such action.

The rights in favor of the Authorized Party established by this instrument may not be revoked by the undersigned without the written consent of the Authorized Party.

Agreed to and lodged this      day of                     , 2012.

[Registered Owner]

By:

Name:

Title:

[1]

Filed in connection with and made a part of the Senior Aircraft Security Agreement dated as of March 27, 2012, between Hawker Beechcraft Corporation, as Debtor, and Credit Suisse AG, Cayman Islands Branch as Agent, filed with the FAA [simultaneously herewith][on March     , 2012 ].

Schedule 1 to Senior Aircraft Security Agreement